EXHIBIT 99.1

Adesto Technologies Reports Second Quarter 2018 Financial Results

Achieves Fifth Consecutive Quarter of More Than 30% Year-Over-Year Revenue Growth; Revenue from S3 Semiconductors at High-End Of Expectations; Guiding for Sixth Consecutive Quarter of over 30% Year-Over-Year Growth at the Midpoint

SANTA CLARA, Calif., Aug. 01, 2018 (GLOBE NEWSWIRE) -- Adesto Technologies Corporation (NASDAQ: IOTS), a leading provider of innovative application-specific semiconductors for the IoT era, today announced financial results for its second quarter ended June 30, 2018.

Second Quarter and Recent Highlights:

  Revenue increased 35.6% year-over-year to $18.2 million;
  GAAP gross margin was 42.7%;
  GAAP operating expenses were $11.7 million and non-GAAP operating expenses were $8.3 million, both better than expectations;
  Adjusted EBITDA was a positive $0.1 million, compared to positive $0.1 million in the second quarter of 2017;
  Announced a definitive agreement to acquire Echelon Corporation; and
  Successfully completed public offering of common stock, raising $43.1 million in proceeds net of underwriters’ discount.

Commenting on the quarter, Narbeh Derhacobian, Adesto’s president and CEO, stated, “Revenue in the second quarter grew more than 35% year-over-year, representing the fifth consecutive quarter of above 30% growth. We also made solid progress integrating S3 Semiconductors (“S3semi”) during the quarter, with its results at the high-end of our expectations. We remain very excited about the market and content expansion opportunities we are able to pursue globally with the addition of S3semi’s broad analog, RF and mixed signal expertise.

“Also highlighting the quarter was the achievement of another record quarter of design wins for our memory products, further adding to the momentum we have gained over the past year. Contributing to this success was the continued execution on our strategy to expand our Tier-1 OEM customer base with standard serial flash products.  Although the resulting product mix impacted our gross margins for the quarter and can have a short-term effect on gross margins, we believe this strategy is beginning to produce its intended benefit in expanded opportunities for our higher value-added solutions at these customers, and is reflected in our third quarter guidance. Also mentioned in our second quarter preliminary results announcement, our newest DataFlash-L products for smart home applications ramped slower than anticipated in the quarter. This is a growing and healthy market opportunity for us as we saw the sampling activity more than double from 80 to over 170 unique opportunities in the last six months as compared to the second half of 2017. We continue to believe these products will gain increasing traction with customers later in the year.”

Mr. Derhacobian concluded, “In addition to the integration of S3semi, we are diligently working to close our recently announced proposed acquisition of Echelon, which is expected to occur late in the third quarter subject to the satisfaction of customary closing conditions, including approval by Echelon’s shareholders. Our recently completed equity offering provides the necessary capital to fund this transaction. Together, these acquisitions greatly expand Adesto’s served addressable market, product portfolio and content opportunities across the IoT space, specifically the industrial market, thereby significantly increasing our future growth potential.”

Second Quarter 2018 Results

Revenue in the second quarter of 2018 of $18.2 million was up 35.6% from $13.4 million in the second quarter of 2017 and also up from $15.3 million in the previous quarter. Second quarter 2018 revenue includes approximately $2.0 million of revenue contribution from S3 Semiconductors following its acquisition on May 9, 2018.

Gross margin in the second quarter was 42.7%, compared to 50.1% in the second quarter of 2017 and 46.9% in the previous quarter.

GAAP operating expenses in the second quarter of 2018 were $11.7 million compared to $8.3 million in the second quarter of 2017 and $8.1 million in the first quarter of 2018. On a non-GAAP basis, operating expenses in the second quarter were $8.3 million, compared to $7.0 million in the year-ago quarter and $7.4 million in the prior quarter.

GAAP net loss in the second quarter of 2018 was $5.1 million, or ($0.24) per share, compared to a net loss of $1.8 million, or ($0.11) per share, in the second quarter of 2017 and a net loss of $1.1 million or ($0.05) per share, in the previous quarter.

On a non-GAAP basis, the net loss for the second quarter of 2018 was $1.6 million, or ($0.08) per share, compared to a net loss of $0.5 million, or ($0.03) per share, in the second quarter of 2017 and a net loss of $0.4 million, or ($0.02) per diluted share, last quarter.

Adjusted EBITDA for the second quarter of 2018 was a positive $0.1 million compared to a positive $0.1 million in the second quarter of 2017 and a positive $0.3 million in the previous quarter.

A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Business Outlook
For the third quarter of 2018, the Company expects revenue to increase to a range between $19.0 million and $21.0 million. Gross margin is expected to be between 45% and 48% and GAAP operating expenses are expected to range between $11.1 million and $11.4 million, or $9.2 million and $9.5 million on a non-GAAP basis, which excludes approximately $0.9 million in stock-based compensation expense and $1.0 million in amortization of acquisition-related intangible assets.

Conference Call Information
Adesto will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its second quarter 2018 financial results. Investors and analysts may join the call by dialing 1-844-419-1786 and providing confirmation code 8787367. International callers may join the teleconference by dialing +1-216-562-0473 using the same confirmation code. The call will also be available as a live and archived webcast in the Investor Relations section of the Company’s website at http://www.adestotech.com.

A telephone replay of the conference call will be available approximately two hours after the conference call until Wednesday, August 8, 2018 at midnight Pacific Time. The replay dial-in number is 1-855-859-2056. International callers should dial +1-404-537-3406. The confirmation code is 8787367.

Non-GAAP Financial Information
To supplement our financial results presented in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share and non-GAAP operating expenses. We believe these non-GAAP financial measures are useful in evaluating our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to help us evaluate growth trends, establish budgets, measure the effectiveness of our business strategies and assess operational efficiencies. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Our non-GAAP financial measures include adjustments based on the following items:

  Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP financial measures. Although stock-based compensation is an important part of our employees’ compensation affecting their performance, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
  Acquisition-related expenses.  We have excluded the effect of acquisition-related expenses from our non-GAAP financial measures. Acquisition-related expenses are not factored into our evaluation of potential acquisitions or our performance after completion of acquisitions, because they are not related to the Company's core operations. Adjustments of these items provide investors with a basis to compare our performance to other companies without the variability caused by purchase accounting. Acquisition-related expenses primarily include:
  ○  Amortization of acquisition-related intangible assets, which include acquired intangible assets such as purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements.
  ○  Acquisition-related costs such as legal, accounting and other professional or consulting fees directly related to an acquisition.

Our non-GAAP financial measures are described as follows:

  Non-GAAP net income (loss) and non-GAAP net income (loss) per share. Non-GAAP net income (loss) is GAAP net loss as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense and acquisition-related expenses. Non-GAAP net income (loss) per share is non-GAAP net income (loss) divided by weighted average shares outstanding and, if dilutive, incremental shares based upon the conversion of outstanding stock options, restricted stock units and warrants.
  Non-GAAP operating expense. Non-GAAP operating expenses are GAAP operating expenses as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense and acquisition-related expenses.
  Adjusted EBITDA is GAAP net loss as reported on our condensed consolidated statements of operations, excluding the impact of the same items excluded from the calculation of non-GAAP net income (loss) as well as interest expense, depreciation and amortization, and our provision for income taxes.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Information.”

About Adesto Technologies
Adesto Technologies (NASDAQ:IOTS) is a leading provider of innovative application-specific semiconductors for the IoT era. The company’s technology is used by more than 2,000 customers worldwide who are creating differentiated solutions across industrial, consumer, medical and communications markets. With its growing portfolio of high-value technologies, Adesto is helping its customers usher in the era of the Internet of Things. See: www.adestotech.com.

Follow Adesto on Twitter.

Forward Looking Statements
The quotes of our Chief Executive Officer in this release regarding our expansion opportunities, product mix impacts on our gross margins, customer adoption of DataFlash-L products, the acquisition of Echelon Corporation and the expected benefits to Adesto and its customers, stockholders and investors from completing the acquisitions of Echelon Corporation and S3 Semiconductors, as well as all statements under “Business Outlook” are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including Echelon stockholders may not approve the transaction; closing of the transaction may not occur or may be delayed; expected synergies and other financial benefits of the transaction may not be realized; integration of the acquisition post-closing may not occur as anticipated; litigation related to the transaction may delay or negatively impact the transaction; unanticipated restructuring costs may be incurred or undisclosed liabilities assumed; attempts to retain key personnel and customers may not succeed; the business combination or the combined company’s products may not be supported by third parties; actions by competitors may negatively impact results; and there may be negative changes in general economic conditions in the regions or the industries in which Adesto and Echelon operate. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements include: the businesses of the Company and S3 Semiconductors may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the risk that sales of S3 Semiconductors products will not be as high as anticipated; the expected growth opportunities from the acquisition may not be fully realized or may take longer to realize than expected; customer losses and business disruption following the acquisition, including adverse effects on relationships with former employees of S3 Semiconductors, may be greater than expected; and the risk that the Company may incur unanticipated or unknown losses or liabilities in the acquisition. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements include: our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins; market adoption of our CBRAM-based products; our limited operating history; our rate of growth; our ability to predict customer demand for our existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting our end markets; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; and developments in the economy and financial markets.

For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, including those discussed in the section captioned “Risk Factors” contained in an exhibit to our Current Report on Form 8-K filed with the SEC on July 9, 2018, which are available on our investor relations Web site (ir.adestotech.com) and on the SEC’s Web site (www.sec.gov).

All information provided in this release and in the attachments is as of Wednesday, August 1, 2018, and stockholders of Adesto are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Adesto does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this August 1, 2018 press release, or to reflect the occurrence of unanticipated events.

Adesto Technologies and the Adesto logo are trademarks of Adesto Technologies in the United States and other regions. All other trademarks are property of their respective owners.

Adesto Technologies Media Contact:
Jen Bernier-Santarini
+1-650-336-4222
press@adestotech.com

Adesto Technologies Investor Relations:
Shelton Group
Leanne K. Sievers, President
+1-949-224-3874
sheltonir@sheltongroup.com

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$7,939	$30,078
Accounts receivable, net	17,172	8,668
Inventories	11,448	5,814
Prepaid expenses	1,977	993
Other current assets	50	52
Total current assets	38,586	45,605
Property and equipment, net	8,236	7,183
Intangible assets, net	21,461	7,102
Other non-current assets	1,235	900
Goodwill	34,374	22
Total assets	$103,892	$60,812
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	11,473	7,075
Accrued compensation and benefits	2,735	2,614
Accrued expenses and other current liabilities	5,537	2,359
Earn-out liability, current	10,037	-
Price adjustments and other revenue reserves	4,404	-
Line of credit, current	-	1,500
Term loan, current	-	926
Total current liabilities	34,186	14,474
Term loan, non-current	29,361	10,908
Earn-out liability, non-current	3,221	-
Other non-current liabilities	-	75
Deferred rent, non-current	2,179	2,404
Deferred tax liability, non-current	1,884	1
Total liabilities	70,831	27,862

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	139,275	133,087
Accumulated other comprehensive loss	(212)	(295)
Accumulated deficit	(106,004)	(99,844)
Total stockholders' equity	33,061	32,950
Total liabilities and stockholders' equity	$103,892	$60,812

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Revenue, net	$18,183	$13,412	$33,485	$24,719
Cost of revenue	10,419	6,689	18,541	12,442
Gross profit	7,764	6,723	14,944	12,277
Operating expenses:
Research and development	4,421	3,675	8,086	7,047
Sales and marketing	3,615	2,911	6,367	5,511
General and administrative	3,641	1,673	5,354	3,808
Total operating expenses	11,677	8,259	19,807	16,366
Loss from operations	(3,913)	(1,536)	(4,863)	(4,089)
Other income (expense):
Interest expense, net	(1,181)	(198)	(1,322)	(411)
Other income (expense), net	(1)	(4)	9	14
Total other income (expense), net	(1,182)	(202)	(1,313)	(397)
Loss before provision for income taxes	(5,095)	(1,738)	(6,176)	(4,486)
Provision for (benefit from) income taxes	(37)	13	(16)	40
Net loss	$(5,058)	$(1,751)	$(6,160)	$(4,526)

Net loss per share:
Basic and diluted	$(0.24)	$(0.11)	$(0.29)	$(0.28)
Weighted average number of shares used in computing net loss per share:
Basic and diluted	21,475,913	16,343,248	21,423,710	15,994,703

ADESTO TECHNOLOGIES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

GAAP gross profit	$7,764	$6,723	$14,944	$12,277
Stock-based compensation expense	48	30	73	51
Non-GAAP gross profit	$7,812	$6,753	$15,017	$12,328

GAAP research and development expenses	$4,421	$3,675	$8,086	$7,047
Stock-based compensation expense	(247)	(309)	(430)	(564)
Acquisition-related expenses	(138)	(121)	(244)	(243)
Non-GAAP research and development expenses	$4,036	$3,245	$7,412	$6,240

GAAP sales and marketing expenses	$3,615	$2,911	$6,367	$5,511
Stock-based compensation expense	(172)	(215)	(276)	(382)
Acquisition-related expenses	(521)	(188)	(709)	(375)
Non-GAAP sales and marketing expenses	$2,922	$2,508	$5,382	$4,754

GAAP general and administrative expenses	$3,641	$1,673	$5,354	$3,808
Stock-based compensation expense	(253)	(428)	(384)	(809)
Acquisition-related expenses	(2,045)	-	(2,045)	-
Non-GAAP general and administrative expenses	$1,343	$1,245	$2,925	$2,999

GAAP operating expenses	$11,677	$8,259	$19,807	$16,366
Stock-based compensation expense	(672)	(952)	(1,090)	(1,755)
Acquisition-related expenses	(2,704)	(309)	(2,998)	(618)
Non-GAAP operating expenses	$8,301	$6,998	$15,719	$13,993

GAAP loss from operations	$(3,913)	$(1,536)	$(4,863)	$(4,089)
Stock-based compensation expense	720	982	1,163	1,806
Acquisition-related expenses	2,704	309	2,998	618
Non-GAAP loss from operations	$(489)	$(245)	$(702)	$(1,665)

Reconciliation from GAAP net loss to adjusted EBITDA:
GAAP net loss:	$(5,058)	$(1,751)	$(6,160)	$(4,526)
Stock-based compensation expense	720	982	1,163	1,806
Acquisition-related expenses	2,704	309	2,998	618
Non-GAAP net loss	(1,634)	(460)	(1,999)	(2,102)
Interest expense	1,199	206	1,353	429
Provision for (benefit from) income taxes	(37)	13	(16)	40
Depreciation and amortization	574	340	1,062	644
Adjusted EBITDA	$102	$99	$400	$(989)

Non-GAAP basic and diluted net loss per share	($0.08)	($0.03)	($0.09)	($0.13)

Weighted-average number of shares used in calculating
non-GAAP basic and diluted net loss per share	21,475,913	16,343,248	21,423,710	15,994,703